                                                                   EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT



                                                                 Percentage of
                                                               voting securities
                                                                 owned by its
United States                       Incorporated               immediate parent
-------------                       ------------              -------------------
Masonite Corporation                 Delaware                        100%

Sustainable Forests, LLC             Delaware                        100%

Other than United States
------------------------

Carter Holt Harvey                   New Zealand                     50.4%

International paper S.A.             France                          99.92%




The names of other subsidiaries have been omitted since these subsidiaries considered in the aggregate as a single entry do not constitute a significant subsidiary.